Exhibit 99.1

Marvell to Acquire Avera Semi, Creating an

Infrastructure ASIC Powerhouse

•	Brings World-class ASIC IP and Development Capabilities for Wired and Wireless Applications

•	Leverages Significant System-level Expertise and Design Capacity with Deep IBM Heritage

•	Extends Marvell’s Reach in 5G Base Stations

•	Includes Substantial Revenue Stream

Santa Clara, Calif. (May 20, 2019) – Marvell (NASDAQ: MRVL) today announced it has entered into definitive agreements to purchase Avera Semiconductor, the Application Specific Integrated Circuit (ASIC) business of GLOBALFOUNDRIES. This acquisition brings together Avera Semi’s leading custom design capabilities with Marvell’s advanced technology platform and scale, creating a leading ASIC supplier for wired and wireless infrastructure. The agreements include transfer of Avera’s revenue base, strategic design wins with leading infrastructure OEMs, and a new long-term wafer supply agreement between GLOBALFOUNDRIES and Marvell.

Marvell is focused on becoming the world’s leading supplier of infrastructure semiconductor solutions. Avera’s ASIC capabilities will accelerate this transformation. Specifically, Avera’s advanced full custom development capabilities complements Marvell’s standard and semi-custom product portfolio. Previously part of IBM’s Microelectronics business, Avera has successfully executed more than 2,000 complex designs in its 25-year history and built a significant business, supported by approximately 800 talented technologists. Avera brings highly innovative design competencies in analog, mixed-signal and SoCs as well as a rich IP portfolio including high-speed SerDes, high-performance embedded memory and advanced packaging technology. They have built strong relationships with blue-chip wired and wireless networking OEMs, having delivered custom solutions for multiple generations of switches, routers and base stations. More recently, Avera has started to address emerging opportunities in next generation cloud data centers with multiple programs in development today.

As a leading supplier of standard and semi-custom products into these same markets, Marvell has also seen an expanding opportunity pipeline for custom solutions utilizing its leading IP and technology platform. For example, within 5G infrastructure, Marvell offers complete silicon platforms that enable a wide range of digital processing including baseband, processors, Ethernet switches and PHYs. As these products have gained traction in the marketplace, Marvell’s opportunity set has recently expanded to encompass a number of custom SoCs addressing a broader portion of the base station. Several of these new products are designed to replace FPGAs with purpose-built optimized silicon. At the same time, Avera has provided custom products to be deployed in the radio head of a leading wireless infrastructure OEM for multiple generations. These solutions expand Marvell’s addressable market and are indicative of the broader opportunity for custom ASICs within both wired and wireless infrastructure. The addition of Avera’s talented team and extensive ASIC design expertise will accelerate Marvell’s ability to address these opportunities and capture significantly more content in the broader infrastructure market.

“Our acquisition of Avera enables us to offer the complete spectrum of product architectures spanning standard, semi-custom to full ASIC solutions,” said Matt Murphy, president and CEO of Marvell. “With their highly experienced design team and Marvell’s leading technology platform, we will be better positioned to capitalize on our expanding opportunity in wired and wireless infrastructure, starting immediately in the fast growing 5G base station market. In addition, we are looking forward to furthering our successful partnership with GLOBALFOUNDRIES in the coming years and beyond.”

“This transaction is another example of our commitment to focus on our core business of providing differentiated foundry offerings as a manufacturing service provider, while establishing deeper relationships with customers who are leaders in their respective sectors,” said Tom Caulfield, CEO at GLOBALFOUNDRIES. “With this deal and our growing strategic partnership with Marvell, we will forge new opportunities for the teams of both companies to leverage GF’s broad set of offerings to capitalize on the 5G infrastructure market as well as other opportunities. We look forward to becoming a strategic provider for Marvell for decades to come.”

Under the terms of the agreement, Marvell will pay GLOBALFOUNDRIES $650 million in cash at closing plus an additional $90 million in cash if certain business conditions are satisfied within the next 15 months. The transaction is expected to close by the end of Marvell’s fiscal year 2020 pending receipt of regulatory approvals and other customary closing conditions.

The acquisition is expected to be accretive to Marvell’s non-GAAP earnings per share in the first full year following the close.

Call/Webcast to Discuss Transaction

Interested parties may join a conference call Monday, May 20, 2019 at 5:00 p.m. Eastern Time to discuss the transaction by dialing 1 (844) 647-5488 in the U.S. or +1 (615) 247-0258 internationally, with the conference ID 8955899. A webcast of the call can be accessed by visiting Marvell’s investor relations website. A replay will be available until Monday, May 27, 2019 by dialing 1 (855) 859-2056, replay ID 8955899.

Forward-Looking Statements

Except for the historical information contained herein, the statements in this press release, including those concerning the acquisition, the expected benefits of the acquisition and the timing of the closing of the acquisition, are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date of this press release. Actual results or events could differ materially from those anticipated in those forward-looking statements as a result of certain risks including: the risk that the proposed acquisition will not be completed, the risk that Marvell may not realize the anticipated benefits of the acquisition including the benefits related to opportunities in the 5G infrastructure market, or that such benefits may take longer to realize than anticipated, and other risks associated with the acquisition, such as the ability to successfully integrate the acquired technologies and operations, the potential for unexpected liabilities, Marvell’s ability to retain customer relationships and key employees, and Marvell’s ability to invest in the business on a going forward basis. Marvell undertakes no obligation to update the forward-looking information in this press release. Other important factors that could cause actual results to differ materially are contained in the Company’s 10-Qs and 10-Ks that are on file with the Securities and Exchange Commission.

About Marvell

Marvell first revolutionized the digital storage industry by moving information at speeds never thought possible. Today, that same breakthrough innovation remains at the heart of the company’s storage, processing, networking, security and connectivity solutions. With leading intellectual property and deep system-level knowledge, Marvell’s semiconductor solutions continue to transform the enterprise, cloud, automotive, industrial, and consumer markets. To learn more, visit: www.marvell.com.

About GF

GLOBALFOUNDRIES (GF) is a leading full-service foundry delivering truly differentiated semiconductor technologies for a range of high-growth markets. GF provides a unique combination of design, development, and fabrication services, with a range of innovative IP and feature-rich offerings including FinFET, FDX™, RF, and power/analog mixed signal. With a manufacturing footprint spanning three continents, GF has the flexibility and agility to meet the dynamic needs of clients across the globe. GF is owned by Mubadala Investment Company. For more information, visit globalfoundries.com.

Marvell and the Marvell logo are registered trademarks of Marvell and/or its affiliates.

For further information, contact:

Ashish Saran

408-222-0777

ir@marvell.com

Erica McGill

GLOBALFOUNDRIES

(518) 795-5240

erica.mcgill@globalfoundries.com

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